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                                                                   EXHIBIT 21.01

SUBSIDIARIES OF REGISTRANT (NEW VERITAS)

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Name of Subsidiary                                                Jurisdiction of Incorporation
------------------                                                -----------------------------
VERITAS Software Operations Corporation (A Delaware Corporation)                Delaware
        VERITAS Software Corporation (A California Corporation)                 California
               VERITAS Software India Pvt. Ltd.                                 India
               VERITAS Japan K.K.                                               Japan
        OpenVision Technologies, Inc. (A Delaware Corporation)                  Delaware
               OpenVision Technologies (Canada) Inc.                            Canada
               OpenVision International, Ltd. (A Delaware Corporation)          Delaware
                      VERITAS Software Corporation (UK) Limited                 UK
                      OpenVision Software Vertreids GmbH                        Germany
                      OpenVision Technologies, S.A.                             France
                      Demax Software International, Ltd.                        UK
                        (dormant)

TeleBackup Systems Inc.                                                         Alberta,
Canada
Amalco                                                                          Alberta, Canada
Exchangeco                                                                      Alberta, Canada
Seagate Software Network & Storage Management Group, Inc.                       Delaware
Seagate Software Limited                                                        United Kingdom
Seagate Software GmbH                                                           Germany
Seagate Software International Holdings Ltd.                                    Cayman Islands
Seagate Software Storage Management Group, Inc.                                 Delaware
Arcada Software Limited                                                         United Kingdom
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